EXHIBIT 99.3

Unaudited pro forma condensed combined financial data

K2 has presented below unaudited pro forma condensed combined financial information that reflects the acquisitions of Rawlings and Brass Eagle and the proposed acquisitions of Völkl and Marker. K2’s acquisitions of Rawlings on March 26, 2003 and Brass Eagle on December 8, 2003 were, and its proposed acquisitions of Völkl and Marker will be, accounted for as purchases. The unaudited pro forma condensed combined financial information also gives effect to the proposed $200.0 million offering of notes and the proposed offering of $93.0 million of K2 common stock. This information is intended to give you a better understanding of what the businesses of K2 combined with the recent acquisitions of Rawlings and Brass Eagle and the proposed acquisitions of Völkl and Marker might have looked like if each of the respective acquisitions and the offerings had occurred on January 1, 2003, the first day of the first period for which unaudited pro forma condensed combined financial information is presented.

During the pro forma periods presented, in addition to the completed acquisitions of Rawlings and Brass Eagle during 2003, and the proposed acquisitions of Völkl and Marker, K2 also completed the acquisitions of Worth, Winterquest, Fotoball, Worr, IPI and Ex Officio and signed a definitive agreement to acquire Marmot. The results of operations of these businesses are not reflected in the unaudited pro forma condensed combined financial statements because they are not required to be reflected under the SEC’s rules and regulations.

The unaudited pro forma financial information presented below is derived from the audited and unaudited combined consolidated financial statements of K2, Rawlings, Brass Eagle, Völkl and Marker.

To derive the unaudited historical condensed combined statements of operations and balance sheets of Völkl and Marker presented below from the audited financials of Völkl and Marker included herein, K2: (1) translated the audited financial statements for each of Völkl and Marker as of and for the twelve months ended March 31, 2004 and the unaudited financial statements as of and for the three months ended March 31, 2004 from their local currencies to U.S. dollars. The income statements were translated at the average Euro/U.S. dollar rate with respect to Völkl, and the average Swiss franc/U.S. dollar rate with respect to Marker for the periods presented, and the balance sheets were translated at the spot rates of the Euro/U.S. dollar and Swiss franc/U.S. dollar, as applicable, as of March 31, 2004; and (2) then added the U.S. dollar translated Völkl and Marker unaudited condensed financial statements, consolidating unaudited adjustments to eliminate intercompany transactions between Völkl and Marker, and made certain unaudited adjustments to present the Völkl and Marker combined condensed financial statements in accordance with accounting principles generally accepted in the U.S.

K2’s fiscal year ends on December 31 and the fiscal years of Völkl and Marker end on March 31. In accordance with SEC rules, the pro forma information for K2’s fiscal year ended December 31, 2003 includes information of Völkl and Marker for their respective fiscal years ended March 31, 2004. Following the completion of the acquisitions, K2 intends to change the fiscal year end of Völkl and Marker to December 31.

These unaudited pro forma condensed combined financial statements are presented based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of operations do not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. Pro forma adjustments to the unaudited pro forma condensed combined financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses. The unaudited pro forma condensed combined financial statements are based upon assumptions and adjustments that we believe are reasonable. The assumption regarding the value of K2 common stock to be issued in connection with the acquisitions of Völkl and Marker is based on the last reported sale price of K2 common stock on the New York Stock Exchange on June 24, 2004 and may be materially different from the value at the time the acquisitions are completed.

Unaudited pro forma condensed combined balance sheet

as of March 31, 2004(a)

(Dollars in thousands)	K2	Völkl	Marker	Völkl/Marker adjustments		Völkl/Marker combined	Pro forma adjustments		Pro forma combined
Assets
Current assets:
Cash and cash equivalents	$19,786	$185	$1,250	$—		$1,435	$144,578	(3)	$130,244	(15)
							(35,555	)(3)
Accounts receivable, net	244,103	24,990	13,527	—		38,517	—		282,620
Inventories, net	215,774	30,558	12,432	(192	)(1)	42,798	3,424	(4)	261,996
Deferred taxes	36,971	—	1,538	—		1,538	—		38,509
Prepaid expenses and other current assets	16,393	1,114	1,518	(124	)(2)	2,508	—		18,901

Total current assets	533,027	56,847	30,265	(316)		86,796	112,447		732,270
Property, plant and equipment, net	94,477	7,555	6,067	5,405	(2)	19,027	—		113,504
Intangibles, including goodwill, net	239,965	385	7,344	683	(2)	8,412	(8,412	)(5)	297,970
							58,667	(5)
Other assets	15,158	11,582	106	(3,720	)(2)	7,968	8,200	(6)	31,326

Total assets	$882,627	$76,369	$43,782	$2,052		$122,203	$170,902		$1,175,732

Liabilities and shareholders' equity
Current liabilities:
Bank loans	$5,554	$—	$3,883	$—		$3,883	$—		$9,437
Accounts payable	56,784	5,510	7,937	—		13,447	—		70,231
Accrued liabilities	101,065	22,196	5,847	147	(2)	28,190			129,255
Current portion of long-term debt	62,629	—	—	—		—	(62,629	)(3)	—

Total current liabilities	226,032	27,706	17,667	147		45,520	(62,629)		208,923
Long-term debt	42,842	36,132	28,967	1,685	(2)	66,784	157,256	(3)	231,327
							(35,555	)(3)
Long-term pension liabilities	11,173	—	—	—		—	—		11,173
Deferred taxes	38,636	4,976	—	—		4,976	—		43,612
Convertible subordinated debentures	98,184	—	—	—		—	—		98,184
Shareholders' equity:
Common stock	35,673	789	3,902	—		4,691	1,821	(5)	43,494
							(4,691	)(5)
							6,000	(7)
Additional paid-in capital	332,511	—	—	—		—	27,315	(5)	441,443
							87,000	(7)
							(5,383	)(8)
Retained earnings	118,357	6,960	(6,340)	(192	)(1)	840	(840	)(5)	118,357
				398	(2)
				14	(2)
Employee stock ownership plan and stock option loans	(1,160)	—	—	—		—	—		(1,160)
Treasury shares	(9,107)	—	—	—		—	—		(9,107)
Accumulated other comprehensive loss	(10,514)	(194)	(414)	—		(608)	608	(5)	(10,514)

Total shareholders' equity	465,760	7,555	(2,852)	220		4,923	111,830		582,513

Total liabilities and shareholders' equity	$882,627	$76,369	$43,782	$2,052		$122,203	$170,902		$1,175,732
(a)	The unaudited pro forma condensed combined balance sheet as of March 31, 2004, has been prepared giving effect to the proposed acquisitions of Völkl and Marker, this offering and the common stock offering as though they had been consummated on that date.

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited pro forma condensed combined

statement of operations

for the year ended December 31, 2003(a)

	K2	Rawlings	Brass Eagle			K2	Völkl	Marker			Völkl/Marker Combined			K2
(In thousands, except per share data)	Twelve months ended December 31, 2003	Three months ended March 31, 2003	Eleven months ended November 30, 2003	Pro forma adjustments		Pro forma combined	Twelve months ended March 31, 2004	Twelve months ended March 31, 2004	Adjustments		Twelve months ended March 31, 2004	Pro forma adjustments(b)		Pro forma combined twelve months ended December 31, 2003
Net sales	$718,539	$61,013	$93,124	$—		$872,676	$123,561	$74,020	$(25,677	)(1)	$171,904	$(3,264	)(11)	$1,041,316
Cost of products sold	498,620	42,741	61,837	—		603,198	73,209	49,199	(25,486	)(1)	96,922	(3,264	)(11)	696,856

Gross profit	219,919	18,272	31,287	—		269,478	50,352	24,821	(191)		74,982	—		344,460
Selling, general and administrative expenses	187,867	10,724	23,006	538	(9)	222,135	42,499	21,921	124	(2)	64,259	—		286,394
				—					(683	)(2)		—
				—					398	(2)		—

Operating income	32,052	7,548	8,281	(538)		47,343	7,853	2,900	(30)		10,723	—		58,066
Interest expense	9,950	686	899	—		11,535	2,924	2,710	147	(2)	5,781	8,345	(12)	25,661
Debt extinguishment costs	6,745	—	—	—		6,745	—	—	—		—	—		6,745
Other (income) expense, net	(2,218)	—	(18)	—		(2,236)	77	—	—		77	—		(2,159)

Income before provision for income taxes	17,575	6,862	7,400	(538)		31,299	4,852	190	(177)		4,865	(8,345)		27,819
Provision (benefit) for income taxes	6,151	2,502	2,810	(189	)(10)	11,274	1,498	216	—		1,714	(3,251	)(13)	9,737

Net income (loss)	$11,424	$4,360	$4,590	$(349)		$20,025	$3,354	$(26)	$(177)		$3,151	$(5,094)		$18,082

Basic earnings per share	$0.46					$0.63								$0.45

Diluted earnings per share(c)	$0.44					$0.59								$0.45

Basic shares outstanding	24,958			6,979	(14)	31,937						7,821	(14)	39,758
Diluted shares outstanding	28,750			8,939	(14)	37,689						7,821	(14)	45,510
(a)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 combines the audited statement of income for K2 for the year ended December 31, 2003, the Rawlings unaudited statement of income for the three month period ended March 31, 2003, the Brass Eagle unaudited statement of income for the eleven months ended November 30, 2003 and the unaudited combined statement of income of Völkl and Marker for the year ended March 31, 2004, as if the acquisitions had occurred on January 1, 2003. The unaudited statement of income for Rawlings for the three month period ended March 31, 2003 was included in this unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 because K2’s acquisition of Rawlings did not occur until March 26, 2003. The unaudited statement of income for Brass Eagle for the eleven month period ended November 30, 2003 was included in this unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 because K2’s acquisition of Brass Eagle did not occur until December 8, 2003.
(b)	Pro forma adjustments to the financial statements do not reflect potential cost saving opportunities, including the elimination of duplicative selling, general and administrative expenses.
(c)	The table below outlines the calculation of diluted earnings per share for year ended December 31, 2003.

	Year ended December 31, 2003
(In thousands, except per share data)	As reported	Pro forma combined	K2 pro forma combined
Calculation of diluted earnings per share:
Net income	$11,424	$20,025	$18,082
Add: interest component on assumed conversion of subordinated debentures, net of taxes	1,354	2,385	2,385

Net income, adjusted	$12,778	$22,410	$20,467
Number of diluted shares	28,750	37,689	45,510

Diluted earnings per share	$0.44	$0.59	$0.45

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited pro forma condensed combined

statement of operations

for the three months ended March 31, 2004(a)

(In thousands, except per share data)	K2	Völkl	Marker	Adjustments		Völkl/Marker combined	Pro forma adjustments(b)		K2 Pro forma combined
Net sales	$277,364	$20,966	$11,033	$(3,936	)(1)	$28,063	$(426	)(11)	$305,001
Cost of products sold	190,731	15,262	8,943	(3,943	)(1)	20,262	(426	)(11)	210,567

Gross profit	86,633	5,704	2,090	7		7,801	—		94,434
Selling, general and administrative expenses	67,111	5,976	5,803	130 (180 105	(2) )(2) (2)	11,834	—		78,945

Operating income (loss)	19,522	(272)	(3,713)	(48)		(4,033)	—		15,489

Interest expense	3,302	670	901	39	(2)	1,610	2,087	(12)	6,999
Other income, net	(53)	(113)	—	—		(113)	—		(166)

Income (loss) before provision for income taxes	16,273	(829)	(4,614)	(87)		(5,530)	(2,087)		8,656

Provision (benefit) for income taxes	5,533	395	54	—		449	(3,355	)(13)	2,627

Net income (loss)	$10,740	$(1,224)	$(4,668)	$(87)		$(5,979)	$1,268		$6,029

Basic earnings per share	$0.31	—	—	—		—	—		$0.14

Diluted earnings per share(c)	$0.27	—	—	—		—	—		$0.14

Basic shares outstanding	34,353						7,821	(14)	42,174
Diluted shares outstanding	43,099						7,821	(14)	50,920
(a)	The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2004 combines the unaudited statement of income for K2, Völkl and Marker for such three month period as if the acquisitions of Völkl and Marker occurred on January 1, 2004.
(b)	Pro forma adjustments to the financial statements do not reflect potential cost saving opportunities, including any potential product cost savings and the elimination of duplicative selling, general and administrative expenses.
(c)	The table below outlines the calculation of diluted earnings per share for three months ended March 31, 2004.

	Three months ended March 31, 2004
(In thousands, except per share data)	As reported	K2 pro forma combined
Calculation of diluted earnings per share:
Net income	$10,740	$6,029
Add: interest component on assumed conversion of subordinated debentures, net of taxes	904	904

Net income, adjusted	$11,644	$6,933
Number of diluted shares	43,099	50,920

Diluted earnings per share	$0.27	$0.14

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to the pro forma condensed combined

financial information (unaudited)

Basis of presentation

The pro forma condensed combined financial statements included herein have been prepared by K2, without audit, under the rules and regulations of the SEC. Some information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or omitted under these rules and regulations. However, K2 believes that the disclosures are adequate to make the information presented not misleading.

The preparation of unaudited pro forma condensed combined financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited pro forma condensed combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pro forma income per share

The pro forma combined net income per share is based on the weighted average number of shares of common stock and the dilutive impact of stock options of K2 outstanding with additional shares of K2 common stock presumed issued at the beginning of the period presented based upon the number of shares of K2 common stock issued in exchange for shares of Rawlings and Brass Eagle upon completion of the mergers on March 26, 2003 and December 8, 2003, respectively, additional shares of K2 common stock based upon the shares of K2 common stock to be issued in connection with the acquisitions of Völkl and Marker and the additional shares of K2 common stock to be issued in connection with the proposed offering of K2 common stock.

Transaction related expenses

K2 estimates that it will incur transaction-related expenses, consisting primarily of costs for underwriters, investment banker fees, bank amendment fees, attorneys, accountants, financial printing and other related charges, of approximately $15.5 million in connection with the acquisitions of Völkl and Marker, the issuance of the notes, the common stock offering and the amendment and restatement of the Facility. This estimate is preliminary and is therefore subject to change. The costs incurred in connection with the acquisitions of Völkl and Marker are added to the purchase price of the acquisitions. The costs incurred in connection with the issuance of the notes will be capitalized to other assets and amortized over the term of the notes and the amended and restated Facility. The costs incurred in connection with K2’s common stock offering will be shown as a reduction of shareholders’ equity.

The following sets forth the adjustments contained in the unaudited pro forma condensed combined financial information:

(1)	Adjustments to reflect the elimination of intercompany sales, profits, accounts receivable, inventories, accounts payable and the results from transactions between Völkl and Marker as of and for the periods presented.

(2)	Adjusting entries to convert the combined unaudited Völkl and Marker U.S. dollar translated financial statements into a presentation made in accordance with accounting principles generally accepted in the U.S. Adjustments consist of the following:

	Increase (decrease) to income before provision for income taxes
(Dollars in thousands)	Year ended December 31, 2003	Three months ended March 31, 2004
Prepaid advertising(a)	$(124)	$(130)
Goodwill amortization(b)	683	180
Loss on interest rate swaps(c)	(147)	(39)
Gain on sale of assets(d)	(398)	(105)

Total	$14	$(94)
(a)	Represents payments for ads and tradeshows that cannot be capitalized under U.S. GAAP.
(b)	Goodwill is not amortized under U.S. GAAP.
(c)	Loss recognized as interest expenses under U.S. GAAP.
(d)	Represents a gain that would have been recognized under U.S. GAAP prior to January 1, 2003. Accordingly, the adjustment reflects an increase to retained earnings for prior periods and a decrease in current period income.

In addition, the following additional adjustment was recorded to the unaudited pro forma condensed combined balance sheet as of March 31, 2004 to capitalize a manufacturing facility, accrue related loan payable and eliminate receivable due from related entity as follows:

(Dollars in thousands)
Capitalize manufacturing facility	$4,458
Eliminate receivable from related entity	(3,720)
Accrue related loan payable	1,685

(3)	Reflects sources and uses of cash in connection with the Transactions as follows:

(Dollars in thousands)	Cash	Current portion of long- term Debt	Long- term debt	Shareholders’ equity
Proceeds of notes offering	$200,000	$—	$200,000	$—
Proceeds of K2’s common stock offering	93,000	—	—	93,000
Cash outlay for Völkl and Marker acquisitions	(27,516)	—	—	—
Repayment of K2 term loan	(13,333)	(6,667)	(6,666)	—
Repayment of K2 revolving credit facility	(92,040)	(55,962)	(36,078)	—
Cash paid for costs and fees in connection with the transactions	(15,533)	—	—	—

	$144,578	$(62,629)	$157,256	$93,000

$35,555 represents the purchase of stockholder loans payable by Völkl and Marker to certain stockholders, which will be acquired by K2 in connection with the acquisitions of Völkl and Marker and which will be eliminated in consolidation on a going forward basis.

(4)	A preliminary pro forma adjustment was made to adjust Völkl and Marker’s assets and liabilities to fair market value at March 31, 2004. The adjustment consisted of increasing inventories by $3,424 to reflect the inventory at its fair market value, net of costs of disposal and a reasonable profit for the remaining selling effort.

The increase to inventory values will result in cost of goods sold being higher when the related inventories are sold in future periods after the acquisitions are completed. Such charge is not reflected in the unaudited condensed combined statements of operations.

(5)	Under the purchase method of accounting, assets and liabilities acquired have been adjusted to their estimated fair market values, the historical Völkl and Marker shareholder equity accounts of $4,691, $840 and $608 and intangible assets of $8,412 have been eliminated and the issuance of 1,821 shares K2 Common stock in connection with the acquisitions of Völkl and Marker have been reflected. The allocation of the aggregate purchase price for the equity of $58,602 below is preliminary and does not include the purchase price of $35,555 to be paid by K2 for the stockholder loans payable by Völkl and Marker to certain stockholders. The preliminary allocation assumes that the excess purchase price will be allocated entirely to goodwill, and is thus not amortized, however the final allocation could include identifiable intangible assets with definite and indefinite lives separate from goodwill. Should there be an allocation to assets with definite lives, those assets would be amortized, resulting in additional amortization expense. The final allocation will be based on estimates and appraisals that will be completed after the completion of the acquisitions and based on management’s final evaluation of such assets and liabilities. The final allocation of purchase cost and the resulting effect on net income may differ significantly from the pro forma amounts included herein.

(Dollars in thousands)	As of March 31, 2004
Assumed value of K2 common stock to be issued	$29,136
Cash outlay by K2 for acquisitions	27,516
Acquisition related expenses	1,950

Aggregate purchase price	58,602
Add: Estimated fair value of excess liabilities assumed over net assets acquired	65

Excess of cost over preliminary estimate of fair value of net tangible assets acquired	$58,667

The purchase price assumes a $16.00 share price for K2 common stock at the time of the acquisition and assumes one Euro = 1.2090 U.S. dollars. The stock price assumption is based on the last reported sale price of K2 common stock on the New York Stock Exchange on June 24, 2004. The assumption of the Euro/US$ equivalent is based on the quoted rate in the Wall Street Journal as of June 23, 2004. The actual value of the stock and the US$/Euro equivalent may be materially different at the time the acquisitions are completed.

The calculation of the estimated fair value of excess liabilities assumed over assets acquired of Völkl and Marker is as follows:

(Dollars in thousands)	As of March 31, 2004
Völkl and Marker combined total assets	$120,518
Add: Adjustment to increase inventories to fair value	3,424
Less: Völkl and Marker combined intangibles	(8,412)
Less: Völkl and Marker combined total liabilities	(115,595)

Estimated fair value of excess liabilities assumed over assets acquired	$(65)

The adjustment to shareholders’ equity is based on the issuance of shares in connection with the acquisitions of Völkl and Marker.

(In thousands, except per share data)
Shares of K2 common stock to be issued in the acquisitions of Völkl and Marker	1,821
Multiplied by: Assumed stock price	$16.00

Assumed value of K2 stock to be issued	$29,136

(6)	Pro forma adjustment reflects costs and fees capitalized in connection with the issuance of the notes and K2’s amendment and restatement of the Facility.

(7)	Pro forma adjustment reflects shares issued in connection with K2’s common stock offering for $93,000.

(8)	Pro forma adjustment reflects costs and fees incurred in connection with K2’s common stock offering.

(9)	Pro forma adjustment reflects K2’s additional amortization expense based on the identified intangible assets acquired with finite lives resulting from the merger with Rawlings on March 26, 2003 and Brass Eagle on December 8, 2003.

(10)	Pro forma adjustment reflects the decrease in income tax expense as the result of the pro forma adjustment to reflect the additional amortization expense resulting from the mergers with Rawlings and Brass Eagle above.

(11)	Pro forma adjustment reflects elimination of net sales and cost of products sold for sales of products made by Völkl and Marker to K2 and its subsidiaries during the periods presented.

(12)	Pro forma adjustment reflects the increase in interest expense for the periods presented resulting from the issuance of the $200,000 in notes at an interest rate of 7.375%, which have a higher interest rate as compared to K2 and Völkl and Marker’s weighted average interest rate on its borrowings during the periods presented. The increase was calculated by multiplying the difference between the applicable, weighted average interest rates on the notes and K2 and Völkl and Marker’s borrowings during the periods presented.

The calculations of the pro forma adjustments are as follows:

			Increase (Decrease) to Interest Expense
(In thousands, except interest rates)	Average Outstanding Balance	Average Interest Rate	For the twelve months ended December 31, 2003	For the three months ended March 31, 2004
New Debt
Notes Offering	$200,000	7.375%	$14,750	$3,688
Repayment of Debt
K2’s revolving credit facility	(92,040)	5.00%	(4,602)	(1,150)
Völkl and Marker long-term debt	(36,054)	5.00%	(1,803)	(451)

Pro forma adjustment, net			$8,345	$2,087

(13)	Pro forma adjustment to reflect the pro forma income tax expense for the combined companies at 35% for the twelve months ended December 31, 2003 and 34% for the three months ended March 31, 2004.

(14)	Pro forma adjustments were made to the number of basic and diluted shares outstanding based on the number of shares of K2 common stock and stock options (under the treasury stock method) that were issued in connection with the merger with Rawlings on March 26, 2003 and Brass Eagle on December 8, 2003 and based on the number of shares of K2 common stock to be issued in connection with the acquisitions of Völkl and Marker and the proposed offering of K2 common stock.

(Dollars in thousands)	Year ended December 31, 2003		Three months ended March 31, 2004
Basic:
Weighted average effect of additional shares of K2 common stock issued for Rawlings shares of common stock at time of merger	2,709	(a)	—
Weighted average effect of additional shares of K2 common stock issued for Brass Eagle shares of common stock at time of merger	4,270	(b)	—

Pro forma adjustment	6,979		—

Shares of K2 common stock to be issued for Völkl and Marker shares	1,821		1,821
Shares of K2 common stock to be issued in connection with K2’s common stock offering	6,000		6,000

Pro forma adjustment	7,821		7,821

Diluted:
Weighted average effect of additional shares of K2 common stock issued for Rawlings shares of common stock at time of merger	2,709	(a)	—
Weighted average effect of additional shares of K2 common stock issued for Brass Eagle shares of common stock at time of merger	4,270	(b)	—
Additional diluted shares assuming conversion of K2’s convertible subordinated debentures	1,835	(c)	—
Options to purchase K2 common stock under the treasury stock method	125	(d)	—

Pro forma adjustment	8,939		—

Shares of K2 common stock to be issued for Völkl and Marker shares	1,821		1,821
Shares of K2 common stock to be issued in connection with K2’s common stock offering	6,000		6,000

Pro forma adjustment	7,821		7,821
(a)	Amount represents the additional impact on weighted average basic and diluted shares for the period resulting from the issuance of approximately 8.8 million shares of K2 common stock in exchange for Rawlings shares on March 26, 2003.
(b)	Amount represents the additional impact on weighted average basic and diluted shares for the period resulting from the issuance of approximately 4.5 million shares of K2 common stock in exchange for Brass Eagle shares on December 8, 2003.
(c)	Amount represents additional shares from the assumed conversion of K2’s 7.25% convertible subordinated debentures.
(d)	Amount represents the impact on weighted average diluted shares for the period, under the treasury stock method, resulting from the issuance of K2 stock options issued in connection with the mergers with Rawlings on March 26, 2003 and Brass Eagle on December 8, 2003.

(15)	The pro forma cash and cash equivalents amount does not include $52,700 that we expect to spend in connection with the acquisition of Marmot, including repayment of debt and transaction related expenses. We may use a portion of this cash to repay some or all of the existing bank indebtedness of Völkl and Marker.